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                                                                   Exhibit 3.1.2

                          SEQUOIA SOFTWARE CORPORATION

                              ARTICLES OF AMENDMENT

             SEQUOIA SOFTWARE CORPORATION, a Maryland corporation, having its principal office in Howard County, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Corporation hereby effects a reverse stock split by changing and reclassifying each 4 shares of Common Stock, par value $0.001 per share, of the Corporation, which is issued and outstanding at 6:00 p.m. on the effective date of this articles of amendment, into one share of such Common Stock, par value $0.001 per share.

             SECOND: The articles of amendment does not increase the authorized stock of the Corporation.

             THIRD: Section B 5.(d)(A) of Article FIFTH of the Articles of Amendment and Restatement be and hereby is amended by deleting the existing Section B 5.(d)(A) of Article FIFTH and inserting the following paragraph in lieu thereof:

             "(A) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, except options granted to or shares of Common Stock acquired by employees or consultants of the Corporation pursuant to an option plan or other compensation arrangement adopted by the Board, up to a maximum of 8,656,789 shares of Common Stock (subject to Adjustment) (such excluded options and shares, the "RESERVED EMPLOYEE SHARES")."

             FOURTH: The foregoing amendments to the Articles of Amendment and Restatement and reduction in the stated capital of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

             FIFTH: The foregoing amendment to the Articles of Amendment will become effective at 6:00 p.m. on February 7, 2000.


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             IN WITNESS WHEREOF, Sequoia Software Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 7, 2000.

WITNESS:                               SEQUOIA SOFTWARE CORPORATION

/s/ Marc Rubin                         By: /s/ Mark Wesker
---------------------------------         ---------------------------------
Marc Rubin, Secretary                     Mark Wesker, President


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             THE UNDERSIGNED, President of Sequoia Software Corporation, who
executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                           /s/ Mark Wesker
                                           -------------------------------------
                                           Mark Wesker, President


Date: February 7, 2000


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                            CONSENT OF RESIDENT AGENT

             THE UNDERSIGNED HEREBY CONSENTS TO ACT AS RESIDENT AGENT IN MARYLAND FOR:


Sequoia Software Corporation
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Name of Entity


/s/ David Snyder                                   February 7, 2000
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Signature


David Snyder, Esq.
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Print Name


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Title if R.A. is not an individual